As filed with the Securities and Exchange Commission on October 5, 2012

Registration No. 333-182739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCB Financial Corp

(Exact name of registrant as specified in its charter)

Ohio	6022	31-1469837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Riverbend Avenue

Lewis Center, Ohio 43035

(740) 657-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald J. Seiffert

President and Chief Executive Officer

DCB Financial Corp

110 Riverbend Avenue

Lewis Center, Ohio 43035

(740) 657-7000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Kimberly J. Schaefer, Esq.

Jeffery E. Smith, Esq.

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street, Suite 3500

Great American Tower

Cincinnati, Ohio 45202

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share, underlying Subscription Rights(1)	$5,405,636.80	$619.50	(3)(4)

(1)	This Registration Statement relates to the shares of Common Stock deliverable upon the exercise of non-transferable subscription rights pursuant to the rights offering described herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2)	Represents the gross proceeds from the assumed exercise of all non-transferable subscription rights to be issued.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file an exhibit to the registration statement as indicated in Item 16(a) of Part II of this amendment and the Exhibit Index. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement, the Exhibit Index and the filed exhibit.

Item 16. Exhibits and Financial Statement Schedules

1.1	Subscription Agent and Information Agent Agreement, dated June 6, 2012 (previously filed)

1.2	Form of Standby Purchaser Agreement dated July 17, 2012, executed by Directors and Executive Officers of DCBF of the Bank (previously filed)

1.3	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (filed herewith)

1.4	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (previously filed)

1.5	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (previously filed)

1.6	Form of Standby Purchaser Agreement dated July 17, 2012 and amended September 24, 2012, executed by certain standby investors (previously filed)

3.1	Articles of Incorporation of DCB Financial Corp (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 3.1 (File No. 000-223887))

3.2	Amended and Restated Code of Regulations of DCB Financial Corp (incorporated by reference to Registrant’s Form 8-K filed on May 25, 2010, Exhibit 3.1 (File No. 000-22387))

4.1	Specimen Common Stock Certificate of DCB Financial Corp (previously filed)

4.2	Form of Rights Certificate (previously filed)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered (previously filed)

10.1*	Employment agreement with Ronald J. Seiffert (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.1 (File No. 000-22387))

10.2*	DCB Financial Corp 2004 Long-Term Stock Incentive Plan (incorporated by reference to Appendix D to the Registrant’s Proxy Statement, as filed with the SEC on Schedule 14A on April 14, 2004)

10.3*	Special Incentive Agreement with Ronald J. Seiffert (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.3 (File No. 000-22387))

10.4*	Plan for Payment of Fees in DCB Financial Corp Common Stock (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.4 (File No. 000-22387))

10.5*	The Delaware County Bank & Trust Company Senior Manager Severance Policy (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.5 (File No. 000-22387))

10.6*	Annual Incentive Compensation Program Description (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.6 (File No. 000-22387))
10.7*	The Delaware County Bank and Trust Company Executive Deferred Compensation Plan, with amendments (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.7 (File No. 000-22387))

10.8	Consent order by and between The Delaware County Bank and Trust Company, Lewis Center, Ohio and the Federal Deposit Insurance Corporation, dated effective October 28, 2010 (incorporated by reference to Registrant’s Form 8-K filed on October 29, 2010, Exhibit 10.1 (File No. 000-22387))

10.9	Written Agreement by and among The Delaware County Bank and Trust Company, Lewis Center, OH and the State of Ohio, Division of Financial Institutions, Columbus, Ohio, dated effective October 28, 2010 (incorporated by reference to Registrant’s For 8-K on October 29, 2010, Exhibit 10.2 (File No. 000-22387))

21	Subsidiaries of DCB Financial Corp (previously filed)

23.1	Consent of Plante & Moran, PLLC, independent registered public accounting firm (filed herewith)

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Ex 5.1)

24	Power of Attorney (previously filed)

99.1	Form of Instructions as to Use of Subscription Rights Certificate (previously filed)

99.2	Form of Letter to Shareholders who are Record Holders (previously filed)

99.3	Form of Letter to Nominee Holders whose Clients are Beneficial Holders (previously filed)

99.4	Form of Letter to Clients of Nominee Holders (previously filed)

99.5	Form of Beneficial Owner Election Form (previously filed)

99.6	Form of Nominee Holder Certification (previously filed)

99.7	Form of Notice of Important Tax Information (previously filed)

99.8	Form of Letter, Q & A and Subscription Rights Election Form for Participants in The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (previously filed)

*	Compensatory agreement or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewis Center, State of Ohio, on the 5th day of October, 2012.

DCB FINANCIAL CORP

By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ RONALD J. SIEFFERT	President (Principal Executive Officer), CEO and Director	October 5, 2012

/s/ JOHN A. USTASZEWSKI	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 5, 2012

/s/ VICKI J. LEWIS	Director, Chairman of the Board	October 5, 2012

/s/ EDWARD A. POWERS	Director	October 5, 2012

/s/ ADAM STEVENSON	Director	October 5, 2012

/s/ DONALD J. WOLF	Director	October 5, 2012

/s/ GERALD L. KREMER, MD	Director	October 5, 2012

/s/ MARK H. SHIPPS	Director	October 5, 2012

/s/ BART E. JOHNSON	Director	October 5, 2012

*	Powers of attorney authorizing Ronald J. Seiffert to sign this pre-effective amendment to the registration statement on Form S-1 on behalf of the directors of DCB Financial Corp were filed with the Securities and Exchange Commission.

INDEX TO EXHIBITS

1.1	Subscription Agent and Information Agent Agreement, dated June 6, 2012 (previously filed)

1.2	Form of Standby Purchaser Agreement dated July 17, 2012, executed by Directors and Executive Officers of DCBF or the Bank (previously filed)

1.3	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (filed herewith)

1.4	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (previously filed)

1.5	Form of Standby Purchaser Agreement dated July 17, 2012, executed by certain standby investors (previously filed)

1.6	Form of Standby Purchaser Agreement dated July 17, 2012 and amended September 24, 2012, executed by certain standby investors (previously filed)

3.1	Articles of Incorporation of DCB Financial Corp (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 3.1 (File No. 000-223887))

3.2	Amended and Restated Code of Regulations of DCB Financial Corp (incorporated by reference to Registrant’s Form 8-K filed on May 25, 2010, Exhibit 3.1 (File No. 000-22387))

4.1	Specimen Common Stock Certificate of DCB Financial Corp (previously filed)

4.2	Form of Rights Certificate (previously filed)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered (previously filed)

10.1*	Employment agreement with Ronald J. Seiffert (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.1 (File No. 000-22387))

10.2*	DCB Financial Corp 2004 Long-Term Stock Incentive Plan (incorporated by reference to Appendix D to the Registrant’s Proxy Statement, as filed with the SEC on Schedule 14A on April 14, 2004)

10.3*	Special Incentive Agreement with Ronald J. Seiffert (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.3 (File No. 000-22387))

10.4*	Plan for Payment of Fees in DCB Financial Corp Common Stock (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.4 (File No. 000-22387))

10.5*	The Delaware County Bank & Trust Company Senior Manager Severance Policy (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.5 (File No. 000-22387))

10.6*	Annual Incentive Compensation Program Description (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.6 (File No. 000-22387))

10.7*	The Delaware County Bank and Trust Company Executive Deferred Compensation Plan, with amendments (incorporated by reference to Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2011, Exhibit 10.7 (File No. 000-22387))

10.8	Consent order by and between The Delaware County Bank and Trust Company, Lewis Center, Ohio and the Federal Deposit Insurance Corporation, dated effective October 28, 2010 (incorporated by reference to Registrant’s Form 8-K filed on October 29, 2010, Exhibit 10.1 (File No. 000-22387))

10.9	Written Agreement by and among The Delaware County Bank and Trust Company, Lewis Center, OH and the State of Ohio, Division of Financial Institutions, Columbus, Ohio, dated effective October 28, 2010 (incorporated by reference to Registrant’s For 8-K on October 29, 2010, Exhibit 10.2 (File No. 000-22387))

21	Subsidiaries of DCB Financial Corp (previously filed)

23.1	Consent of Plante & Moran, PLLC, independent registered public accounting firm (filed herewith)

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Ex. 5.1)

24	Power of Attorney (previously filed)

99.1	Form of Instructions as to Use of Subscription Rights Certificate (previously filed)

99.2	Form of Letter to Shareholders who are Record Holders (previously filed)

99.3	Form of Letter to Nominee Holders whose Clients are Beneficial Holders (previously filed)

99.4	Form of Letter to Clients of Nominee Holders (previously filed)

99.5	Form of Beneficial Owner Election Form (previously filed)

99.6	Form of Nominee Holder Certification (previously filed)

99.7	Form of Notice of Important Tax Information (previously filed)

99.8	Form of Letter, Q&A and Subscription Rights Election Form for Participants in The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (previously filed)

*	Compensatory agreement or arrangement